                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): August 9, 2005

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 9, 2005, CSP Inc. (the "Company") issued a press release announcing its financial results for the third quarter and year to date fiscal year 2005 which ended June 30, 2005. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated August 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 9, 2005 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS THIRD-QUARTER FISCAL 2005 FINANCIAL RESULTS

BILLERICA, MA, August 9, 2005 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the third quarter of fiscal 2005 ended June 30, 2005.

For the third quarter of fiscal 2005, CSP Inc. reported sales from continuing operations of $11.5 million compared with $14.0 million from continuing operations in the year-earlier quarter. CSP's third-quarter net income from continuing operations was $165,000, or $0.05 per diluted share, compared with $457,000, or $0.12 per diluted share, for the third quarter of fiscal 2004.

For the nine months ended June 30, 2005, the Company reported sales from continuing operations of $44.4 million compared with sales of $37.2 million from continuing operations for the first nine months of fiscal 2004. For the nine-month period of fiscal 2005, net income from continuing operations was $1.2 million, or $0.32 per diluted share, compared with $769,000, or $0.21 per diluted share, for the same period in the prior year.

Net income for the third quarter of fiscal 2005 including the discontinued operations was $ 211,000 or $.06 per diluted share, compared with $438,000 or $.12 per diluted share, for the third quarter of fiscal 2004. For the nine month period of fiscal 2005 net income including the results of discontinued operations was $1.2 million or $0.31 per diluted share compared with $688,000 or $0.18 per diluted share for the same period in the prior year.

CSP Reports Third-quarter Results/2

The Company's financial results for the three- and nine-month periods ended June 30, 2005 include a pretax gain of $114,000 from the previously announced sale of the assets of its Scanalytics subsidiary included in the income (loss) from discontinued operations.

"CSP's third-quarter performance was affected by a combination of factors at both our Multicomputer and MODCOMP businesses," stated Chairman, President and Chief Executive Officer, Alexander R. Lupinetti.

Systems

"After recording significant revenue in the first half of the fiscal year associated with shipments from three previous Multicomputer contract wins, we made fewer related shipments in the third quarter and we do not expect to record significant revenue from these programs for the remainder of the calendar year. Due to the project nature of CSP's Multicomputer business, our revenues are inherently very uneven."

"We are committed to investing in new product development in order to build our customer base and reduce the volatility of our Multicomputer revenues," continued Lupinetti. "During the quarter, we announced the introduction of two products that answer customer needs for open source ruggedized multicomputers. The StarGate 2924R Rugged Blade is designed to meet Level III Ruggedization specifications for shock, vibration, humidity, altitude and temperature. We also introduced the industry's first scalable, open-source, conduction cooled blades for extreme environmental conditions."

Services and Systems Integration

"Two factors contributed to lower year-over-year revenues at CSP's MODCOMP subsidiary," said Lupinetti. "First, as the result of a slight softening in the European demand environment, we did not experience the shortened sales cycles and resulting pull-through at our German subsidiary during the third quarter as we did in the second quarter. While we do not anticipate a sequential increase in European sales during the seasonally slow fourth fiscal quarter, we expect our first fiscal quarter of 2006 to be stronger as companies make calendar year-end purchasing decisions. Business remained robust at our U.S.-based Systems and Solutions Division (SSD), which provides best-of-breed solutions for integrated IT environments.

CSP Reports Third-quarter Results/3

We remain well positioned for long-term growth at both of our businesses. At our Multicomputer business, we continue to innovate our product line, providing customers with solutions for specific and challenging embedded computing applications. At MODCOMP, our reputation for unparalleled product knowledge and industry expertise gives us a distinct competitive edge. We plan to leverage these strengths to grow CSP over the long-term."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to the performance of the company and its businesses in the fourth quarter of fiscal 2005, the long-term growth of CSP, the expectation that CSP will not make major shipments related to two major contracts by the end of the calendar year, and the company's commitment to investing in its technology in order to build its customer base and reduce the revenue volatility of the multicomputer business. Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (Nasdaq: CSPI - News) and its subsidiaries develop and market best-of-breed IT solutions, image processing software, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's Web site at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	September 30,
	2005	2004
Assets
Current assets:
Cash and short-term investments	$14,257	$12,735
Accounts receivable, net	5,608	7,161
Inventories	4,166	3,599
Other current assets	1,445	852
Current assets of discontinued operations	--	329
Total current assets	25,476	24,676
Property, equipment and improvements, net	1,152	1,201
Other assets	5,703	5,001
Non current assets of discontinued operations	--	235
Total assets	$32,331	$31,113

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	8,709	9,171
Current liabilities of discontinued operations	--	82
Total current liabilities	8,709	9,253

Deferred pension and retirement plans	7,793	7,717
Other long term liabilities	148	119

Shareholders' equity	15,681	14,024
Total liabilities and shareholders' equity	$32,331	$31,113

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------//-------Nine months ended----/
	June 30	June 30	June 30	June 30
	2005	2004	2005	2004
Sales:
Product	$7,612	$6,698	$33,926	$23,827
Service	3,931	7,334	10,431	13,366
Total sales	11,543	14,032	44,357	37,193

Cost of Sales:
Product	5,774	8,336	25,703	21,677
Service	2,202	1,805	6,664	5,791
Total cost of sales	7,976	10,141	32,367	27,468

Gross profit	3,567	3,891	11,990	9,725

Operating expenses:
Engineering and development	602	704	2,066	1,825
Selling, general & administrative	2,771	2,545	8,299	6,962
Total operating expenses	3,373	3,249	10,365	8,787

Operating income	194	642	1,625	938

Other income(expense), net	68	(9)	149	98

Income from continuing operations before income taxes	262	633	1,774	1,036
Provision for income taxes	97	176	557	267
Net income from continuing operations	165	457	1,217	769

Income(loss) from discontinued operations	46	(19)	(19)	(81)

Net Income	$211	$438	$1,198	$688

Income per share from continuing operations - basic	$0.05	$0.13	$0.34	$0.22
Income (loss) per share from discontinued
operations - basic	$0.01	($0.01)	($0.01)	($0.03)
Net income per share - basic	$0.06	$0.12	$0.33	$0.19
Weighted average shares outstanding - basic	3,634	3,566	3,600	3,559

Income per share from continuing operations - diluted	$0.05	$0.12	$0.32	$0.21
Income (loss) per share from discontinued
operations - diluted	$0.01	$0.00	($0.01)	($0.03)
Net income per share - diluted	$0.06	$0.12	$0.31	$0.18
Weighted average shares outstanding - diluted	3,828	3,746	3,806	3,741